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[DUSA LOGO]
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA PHARMACEUTICALS, INC.
FOR IMMEDIATE RELEASE


                         DUSA PHARMACEUTICALS REPORTS
             FOURTH QUARTER AND FULL YEAR 2001 FINANCIAL RESULTS
              AND AMERICAN ACADEMY OF DERMATOLOGY MEETING UPDATE

WILMINGTON, MASSACHUSETTS, MARCH 18, 2002 DUSA Pharmaceuticals, Inc. (NASDAQ
NMS: DUSA) reported today its Q4 and full year 2001 audited financial results, in line with recently released guidance; as well as an update on the presence of Levulan (R) Photodynamic Therapy at the recent American Academy of Dermatology Annual Meeting in New Orleans.

2001 FINANCIAL RESULTS
The net loss for 2001 was $7,358,096 or ($0.53) per share, compared to $6,540,755 or ($0.49) per share, in 2000. Research and development costs increased to $10,789,906 in 2001 from $8,163,419 in 2000. This reflects DUSA's expanded research and development efforts in both dermatology (in partnership with Schering AG, Germany, our world-wide dermatology partner, excluding Canada), and in our internal indication development programs. The latter included higher spending on the Barrett's esophagus dysplasia studies than projected, as patient accrual proceeded more quickly than originally anticipated. R&D spending comprised approximately 65% and 69% of total expenses in 2001 and 2000, respectively. Other operating expenses increased to $3,364,792 from $2,615,502, primarily due to the hiring of additional staff, including key management personnel in financial, technical and operations functions. Interest income in 2001 increased to $3,844,860 from $3,222,273 in 2000, reflecting the receipt of $15,000,000 from Schering AG during the fourth quarter of 2000.



        THREE MONTHS ENDED DEC. 31                                                YEAR ENDED DEC. 31
   ----------------------------------------------------------------------------------------------------------
                 2001               2000                                              2001              2000
   ------------------------------------------------------------------------------------- --------------------
           $1,247,456         $1,378,470             REVENUES                   $5,390,736        $2,120,557
   ------------------- ------------------ -------------------------------- ---------------- -----------------
             $330,930           $965,081        COST OF PRODUCT SALES           $2,148,994        $1,104,664
                                                   AND ROYALTIES
   ----------------------------------------------------------------------------------------------------------
           $3,733,526         $2,667,151    RESEARCH AND DEVELOPMENT COSTS     $10,789,906        $8,163,419
   ----------------------------------------------------------------------------------------------------------
                                             GENERAL AND ADMINISTRATIVE
             $740,111           $944,180               COSTS                    $3,654,792        $2,615,502
   ----------------------------------------------------------------------------------------------------------
             $831,439           $952,427          INTEREST INCOME               $3,844,860        $3,222,273
   ----------------------------------------------------------------------------------------------------------
         $(2,725,672)       $(2,245,515)            NET (LOSS)                $(7,358,096)      $(6,540,755)
   ----------------------------------------------------------------------------------------------------------
              ($0.20)            ($0.16)          LOSS PER SHARE                    ($.53)            ($.49)
   ----------------------------------------------------------------------------------------------------------
                                            WEIGHTED AVERAGE NUMBER OF
           13,854,765         13,729,803    COMMON SHARES OUTSTANDING           13,791,735        13,285,472
   ----------------------------------------------------------------------------------------------------------
                                              CASH AND U.S. GOVERNMENT
          $64,709,625        $74,496,577            SECURITIES                 $64,709,625       $74,496,577
   ----------------------------------------------------------------------------------------------------------
          $22,585,856        $24,805,041         DEFERRED REVENUE              $22,585,856       $24,805,041
   ----------------------------------------------------------------------------------------------------------
          $49,834,537        $55,309,796       SHAREHOLDERS' EQUITY            $49,834,537       $55,309,796
   ----------------------------------------------------------------------------------------------------------
                       (ALL FIGURES ARE IN US DOLLARS AND THE YEAR END FIGURES ARE AUDITED)


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AMERICAN ACADEMY OF DERMATOLOGY (AAD) ANNUAL MEETING UPDATE
At the recent AAD Annual Meeting in New Orleans, Levulan(R) Photodynamic Therapy
(PDT) had a strong presence.

At the technical exhibits, Berlex Laboratories Inc, a US affiliate of Schering AG, Germany, had an impressive booth focussed primarily on Levulan(R) PDT. The Berlex representatives were busy throughout the meeting, as dermatologists learned about the use of the Levulan(R) Kerastick(R) and the BLU-U(R) in the treatment of non-hyperkeratotic actinic keratoses (AKs) of the face and scalp. The Berlex representatives were also able to review with physicians the new national reimbursement codes to be used with the therapy.

In the scientific sessions, there were a number of lectures and presentations on Levulan(R) PDT in dermatology, including its use in the treatment of AKs, as well as potential future uses.

There were also 8 poster presentations related to Levulan(R) PDT made at the
AAD:

o ACTINIC KERATOSIS: PATIENT & PHYSICIAN PERSPECTIVES; James Del Rosso, DO, FAOCD, University of Nevada School of Medicine, Las Vegas, NV

o ALA/PDT: COSMETIC OUTCOMES OF BROAD APPLICATION; Peter Koblenzer, MD, Dermatology Associates, Moorestown, NJ

o ACTINIC KERATOSIS: PATIENT COMPLIANCE RELATIVE TO PATIENT SATISFACTION; Mark Ling, MD, Emory University School of Medicine; Meda Phase, Atlanta, Georgia

o ACTINIC KERATOSIS: THERAPEUTIC CHOICES IN TREATING MULTIPLE LESIONS; Mark Ling, MD, Emory University School of Medicine; Meda Phase, Atlanta, Georgia

o ALA/PDT IN THE TREATMENT OF ACTINIC KERATOSIS: REAL WORLD EXPERIENCE; Mitchel Goldman, MD, and Deborah Atkin, MD, Division of Dermatology, University of California San Diego, California

o MANAGING STINGING AND BURNING DURING BLUE LIGHT EXPOSURE; Joseph Fowler, MD, and Robert Zax, MD, University of Louisville School of Medicine, Louisville, Kentucky

o ALA/PDT FOR THE TREATMENT OF BENIGN SKIN TUMORS; Bethany Bergamo, MD, Boni Elewski, MD, and Craig Elmets, MD, Department of Dermatology, University of Alabama at Birmingham

o PHOTODYNAMIC THERAPY: AN OVERVIEW; Aditya Gupta, MD, PhD, FRCPC, Jennifer Ryder, HBSc, Division of Dermatology, Department of Medicine, Sunnybrook and Women's College Health Science Center and the University of Toronto and Mediprobe Laboratories Toronto, Ontario, Canada


Dr. Geoffrey Shulman, DUSA's President and CEO, stated "Overall, we were very pleased with the degree of interest shown in Levulan(R) PDT at this meeting, and the many presentations and posters discussing current and potential future uses for our therapy. As previously stated, DUSA expects to see increased end-user sales in 2002, primarily during the second half of the year, as insurance carriers adopt the new national reimbursement codes, doctors become more comfortable with the therapy, and more light units are placed in offices."


DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development of Levulan(R) Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical conditions. PDT and PD utilize light-activated compounds to induce a


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therapeutic or detection effect. DUSA is a world leader in topically or locally applied PDT and PD. The Company maintains offices in Wilmington, MA, Valhalla, NY and Toronto, Ontario.

Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to expectations for increasing end-user sales in 2002. Such risks and uncertainties include, but are not limited to, marketing efforts by Schering AG and Berlex, foreign regulatory approvals, compliance and supply by third-party manufacturers, acceptance of our products by the medical and consumer constituencies, and other risks identified in DUSA's SEC filings from time to time, including its Form 10-K for the year ended December 31, 2001.

For further information contact:
D. GEOFFREY SHULMAN, MD, President & CEO or SHARI LOVELL, Director, Shareholder Services Tel: 416.363.5059
Fax 416.363.6602 or visit www.dusapharma.com